Exhibit 10.91

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 23rd day of March 2004 by and among VCampus Corporation, a Delaware corporation (the “Company”), the Purchasers set forth on the signature pages affixed hereto (each a “Purchaser” and collectively the “Purchasers”), and Sherleigh Associates, LLC, in its capacity as the collateral agent (together with its successors in such capacity, the “Collateral Agent”).

Recitals

A.                                   The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (“1933 Act”), and the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B.                                     The Purchasers have agreed to purchase, and the Company has agreed to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, 20.25 units of the Company’s securities (each a “Unit” and, collectively, the “Units”) at a purchase price of $200,000 per Unit.  Each Unit consists of (i) $118,500 in principal amount of the Company’s 2004 Series A Senior Secured Convertible Notes due April 1, 2009 in the form annexed hereto as Exhibit A (each a “Series A Note” and, collectively, the “Series A Notes”), which Series A Notes shall be convertible into shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in accordance with the terms of the Series A Notes; (ii) 50,000 shares of Common Stock (the “Unit Shares”); and (iii) a warrant (each a “Series A Warrant” and, collectively, the “Series A Warrants”) to purchase an aggregate of 61,350 shares of Common Stock in the form annexed hereto as Exhibit B.  Each Purchaser shall purchase the number of Units at the Closing as set forth on the Purchasers’ signature page attached hereto;

C.                                     Certain of the Purchasers have agreed to purchase, and the Company has agreed to sell and issue to such Purchasers, upon the terms and subject to the conditions stated in this Agreement, up to (i) $1,250,000 in aggregate principal amount of the Company’s 2004 Series B Senior Secured Convertible Notes due April 1, 2009 in the form annexed hereto as Exhibit C (each a “Series B Note” and, collectively, the “Series B Notes”, and the Series A Notes together with the Series B Notes, the “Notes”), which Series B Notes shall be convertible into shares of the Common Stock, in accordance with the terms of the Series B Notes; and (ii) warrants, substantially in the form attached hereto as Exhibit B (each a “Series B Warrant” and, collectively, the “Series B Warrants”, and the Series A Warrants together with the Series B Warrants, the “Warrants”), to purchase an aggregate of 30,675 shares of Common Stock for each $100,000 principal amount of the Series B Notes.  The Purchasers shall purchase the Series B Notes and the Series B Warrants at the Closing as set forth on the Purchasers’ signature page attached hereto; and

D.                                    Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering (a) a Registration Rights Agreement, in the form annexed hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and (b) a Security Agreement, and financing statement, in the form annexed hereto as Exhibit E (the “Security Agreement”) granting to the holders of the Notes a first priority lien on all assets of the Company.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1.      “Additional Securities” means the additional Common Stock and the additional Warrants issuable to the Purchasers in the event the Milestone is not achieved.

1.2.      “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.3.      “Agreements” means this Agreement, the Registration Rights Agreement, the Security Agreement, the Notes, the Warrants and any other agreement entered into, now or in the future, by the Company in connection with this Agreement or any of the other Agreements.

1.4.      “Closing” means the consummation of the transactions contemplated by this Agreement.

1.5.      “Closing Date” is defined in Section 3.1.

1.6.      “Collateral Agent” means Sherleigh Associates, LLC, in its capacity as Collateral Agent under the Security Agreement, and any successor thereto in such capacity.

1.7.      The “Company” shall refer to the Company (as defined in the first paragraph hereof).

1.8.      “Conversion Price” shall have the meaning as defined in the Notes.

1.9.      “Disclosure Schedule” is defined in Section 4.

1.10.              “Holder” means (i) any Person in whose name a Note or a Warrant is registered from time to time, or (ii) if the Note or the Warrant is held by a financial intermediary for the benefit of other Persons, such other Persons as indicated in the records of such financial intermediary.

1.11.              “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.12.              “Milestone” means the execution on or before September 30, 2004, of definitive agreements between the Company and at least six new “Premier Partners” for the co-publishing of content which will be hosted by the Company, each of which agreements is expected, based upon the good faith projections of the Company and the Premier Partner, to ramp up to an annual rate of $500,000 of revenue for the Company by September 1, 2005.  A Premier Partner shall mean a company that provides a credential or test, which can be ported on line, to a membership or number of corporate enterprise employees, greater than 5,000 in a growing global market.

1.13.              “Notes” shall have the meaning set forth in the recitals to this Agreement.

1.14.              “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.15.              “Required Holders” means the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding exclusive of any Notes then owned by either the Company or any of its Affiliates.

1.16.              “SEC” means the U.S. Securities and Exchange Commission.

1.17.              “SEC Filings” is defined in Section 4.6.

1.18.              “Securities” means the Unit Shares, Notes, Warrants, Underlying Shares and Warrant Shares.

1.19.              “Series A Notes” shall have the meaning set forth in the recitals to this Agreement.

1.20.              “Series A Warrants” shall have the meaning set forth in the recitals to this Agreement.

1.21.              “Series B Notes” shall have the meaning set forth in the recitals to this Agreement.

1.22.              “Series B Warrants” shall have the meaning set forth in the recitals to this Agreement.

1.23.              “Shareholder Approval” means the approval of the stockholders of the Company at a duly convened meeting of stockholders, of the issuance of all the Securities and Additional Securities, each as defined in this Agreement, including the Unit Shares, the Notes and the Warrants.

1.24.              “Technology Collateral Escrow Agreement” means the Technology Collateral Escrow Agreement, among the Company, the Collateral Agent and DSI Technology Escrow Services, Inc., dated as of the date hereof.

1.25.              “Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of, as payment for interest under, or otherwise pursuant to, the Notes.

1.26.              “Unit Shares” shall have the meaning set forth in the recitals to this Agreement.

1.27.              “Warrants” shall have the meaning set forth in the recitals to this Agreement.

1.28.              “Warrant Price” shall have the meaning set forth in the Warrants.

1.29.              “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.30.              “1933 Act” shall have the meaning set forth in the recitals to this Agreement.

1.31.              “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.                                       Purchase and Sale of the Units.  Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, (a) the number of Units set forth on such Purchaser’s signature page attached hereto at the Closing for a purchase price of $200,000 per Unit (the “Series A Purchase Price”), and (b) the Series B Notes in the aggregate principal amount set forth on such Purchaser’s signature page, along with the related Series B Warrants for a purchase price equal to the aggregate principal amount of the Series B Notes purchased by such Purchaser  (the “Series B Purchase Price”, and together with the Series A Purchase Price,the “Purchase

Price”).  The Purchase Price shall be payable by check, wire transfer, cancellation of indebtedness or as otherwise agreed to by the Company and the Purchaser.

3.                                       Closing.

3.26.                        Closing Procedure.  Upon receipt by the Company of executed signature pages to this Agreement from Purchasers for the purchase of 20 Units, the Company shall promptly notify such Purchasers and set a date for the Closing, which shall be on or before March 23, 2004 or as otherwise mutually agreed to by the Company and the Purchasers (the “Closing Date”).

3.27.                        Closing Date Deliveries.

(a)                                  On the Closing Date, the Company shall deliver to the Purchasers:

(i)                                     The Series A Notes in the form attached as Exhibit A;

(ii)                                  The Series B Notes, if applicable, in the form attached hereto as Exhibit C;

(iii)                               The Warrants in the form attached as Exhibit B;

(iv)                              The Unit Shares;

(v)                                 The executed Registration Rights Agreement in the form attached as Exhibit D;

(v)                                 The executed Security Agreement, and financing statement, in the form attached as Exhibit E and such other documents, instruments and agreements and delivery of such property as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest in and on the Collateral (as such term is defined in the Security Agreement), including, without limitation, the Technology Collateral Escrow Agreement;

(vi)                              A certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, in the form attached as Exhibit F;

(vii)                           The opinion of counsel to the Company in the form attached as Exhibit G;

(viii)                        All consents and waivers required under or in respect of any agreement or instrument to which the Company is a party or by which any of its properties or assets is bound, or under any applicable law, that are necessary or appropriate in connection with the transactions contemplated by the Agreements, in form and substance satisfactory to the Purchasers and the Collateral Agent; and

(ix)                                A consent to the sale and issuance of the Securities in the form attached hereto as Exhibit H, executed by the holders of at least 40% of the issued and outstanding shares of Common Stock.

(b)                                 On the Closing Date, the Purchasers shall deliver to the Company:

(i)                                     The aggregate Purchase Price set forth on the Purchasers’ signature pages hereto for the Units to be purchased; and

(ii)                                  The executed Registration Rights Agreement.

4.                                       Representations and Warranties of the Company.  Except as disclosed in the Company’s SEC Filings (as defined below) or in the Company disclosure schedule delivered herewith (the “Disclosure Schedule”), the Company hereby represents and warrants to the Purchasers that:

4.1                                 Organization, Good Standing and Qualification.  The Company is a corporation validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not result in a Material Adverse Effect.

4.2                                 Authorization.  The Company has full corporate power and authority and has taken all requisite action on the part of the Company (other than obtaining the Shareholder Approval) necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

4.3                                 Capitalization.  Set forth in Section 4.3 of the Disclosure Schedule is (a) a description of the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock (assuming the transactions contemplated herein have been effected solely for the purpose of computing antidilutive provisions in any such securities).  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable.  No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company.

4.4                                 Valid Issuance.  As of the Closing, the Company has reserved a sufficient number of shares of Common Stock for the issuance of the Securities, the Additional Securities and any additional shares issuable pursuant to the Agreements.  The Notes, Unit Shares, Warrants, Underlying Shares, Warrant Shares and Additional Securities are duly authorized, and such Securities, when issued in accordance herewith and, in respect of the Underlying Shares and Warrant Shares, pursuant to the terms of the Notes and Warrants, respectively, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions imposed by or through the Company, except for restrictions on transfer imposed by applicable securities laws.

4.5                                 Consents.  The execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers in Section 5 of this Agreement, the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, agency, or official, other than the Shareholder Approval contemplated hereunder and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws.

4.6                                 SEC Filings; Business.   The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to or on the date hereof and all registration statements and exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Filings”).  As of the date of filing of such SEC Filings, each such SEC Filing, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filing.  None of the SEC Filings, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects.  Except as set forth in Section 4.6 of the Disclosure Schedule, the Company has not provided to any Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material nonpublic information.

4.7                                 Use of Proceeds.  The proceeds of the sale of the Units, the Series B Notes and the Series B Warrants hereunder shall be used by the Company for the following purposes: (a) the repayment of indebtedness disclosed in the SEC Filings or otherwise disclosed in Section 4.7 of the Disclosure Schedule, and (b) general corporate purposes and working capital.

4.8                                 No Material Adverse Change.  Except as disclosed and described in the Company’s SEC Filings or in Section 4.8 of the Disclosure Schedule, since December 31, 2002, there has not been:

(a)                                  any change in the consolidated assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(b)                                 any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c)                                  any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(d)                                 any waiver by the Company of a material right or of a material debt owed to it;

(e)                                  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)                                    any material change or amendment to or breach or default of a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(g)                                 any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(h)                                 any  material transaction entered into by the Company other than in the ordinary course of business; or

(i)                                     any other event or condition of any character that the Company believes will have a Material Adverse Effect.

4.9                                 No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities and the Additional Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default under, require any consent, approval or filing under, result in or require the creation or imposition of any lien or encumbrance upon or with respect to the Company’s property under (i) the Company’s Certificate of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof,  (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties; or (iii) any material contract, loan or instrument by which the company or its property is bound.  The Company (i) is not to its knowledge in violation of any statute, rule or regulation applicable to the Company or its assets or its activities, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets; and (iii) has not received notice from any Person of any claim, investigation or inquiry, that, if adversely determined, would render the preceding sentence untrue or incomplete and the Company is aware of no facts or circumstances which could give rise to such a claim, investigation or inquiry.

4.10                           Tax Matters.  Except as set forth in Section 4.10 of the Disclosure Schedule, the Company has timely prepared and filed all material tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all material taxes owed by it, in each case taking into account permitted extensions and assessments challenged in good faith and disclosed in the SEC Filings.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material.  All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  Except as set forth in Section 4.10 of the Disclosure Schedule, there are no tax liens or claims pending or threatened against the Company or any of its respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.11                           Title to Properties and Securities.  Except as disclosed in the SEC Filings or as set forth in Section 4.11 of the Disclosure Schedule, the Company has good and marketable title to all properties and assets owned by it and material to its operations, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property material to the Company’s operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12                           Certificates, Authorities and Permits.  The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

4.13                           No Labor Disputes.  No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

4.14                           Intellectual Property.  Except as set forth in Section 4.14 of the Disclosure Schedule, the Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, “Intellectual Property Rights”), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights.  Section 4.14 of the Disclosure Schedule includes a complete and accurate description of the Company’s material Intellectual Property Rights, other than off-the-shelf commercial or shrinkwrap software and excluding all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model.  Except as set forth in Section 4.14 of the Disclosure Schedule, none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

4.15                           Environmental Matters.  The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

4.16                           Absence of Litigation.  Except as set forth in the Company’s SEC Filings or in Section 4.16 of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of the Company’s officers or directors in their capacities as such, that would reasonably be expected to result in judgments against the Company in an amount, individually or in the aggregate, in excess of $50,000.

4.17                           Financial Statements.  The financial statements included in the Company’s SEC Filings present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with the Company’s past practices, except as set forth in Section 4.17 of the Disclosure Schedule.  Except as set forth in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those (a) not required under generally accepted accounting principles to be reflected in the Company’s financial statements, (b) incurred in the ordinary course of business, or (c) which individually or in the aggregate are not material to the financial condition or operating results of the Company.

4.18                           Insurance Coverage.  The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.19                           Brokers and Finders.  The Purchasers shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

4.20                           No General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.21                           Issuance of Securities.  The Securities and the Additional Securities are duly authorized and, upon issuance in accordance with the terms of the applicable agreements, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Purchaser or assignee or transferee), and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company.  As of the Closing, a sufficient number of shares of Common Stock will have been duly authorized and reserved for issuance of the Unit Shares, the Additional Securities, and upon conversion of the Notes and exercise of the Warrants.  Upon their issuance, the Unit Shares, Additional Securities, Underlying Shares and the Warrant Shares,

as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any such taxes, liens and charges created by any Purchaser or any assignee or transferee), with the holders being entitled to all rights accorded to a holder of Common Stock.

5.                                       Representations and Warranties of the Purchaser.  Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:

5.1                                 Organization, Good Standing, Authorization.  If Purchaser is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction.  Purchaser has full power and authority (corporate or otherwise)_ to execute, deliver and enter into this Agreement and the Registration Rights Agreement.  The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

5.2                                 Purchase Entirely for Own Account.  The Securities (and Additional Securities, as applicable) to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.3                                 Investment Experience.  The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.

5.4                                 Disclosure of Information.  The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed via EDGAR.  Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.

5.5                                 Restricted Securities.  The Purchaser understands that the Securities (and, when issued, the Additional Securities) are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.6                                 Legends.  It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144(k) are permitted, certificates evidencing the Securities (and Additional Securities, as applicable) may bear one or all of the following legends or legends substantially similar thereto:

(a)                                  “The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification.”

(b)                                 If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly cause certificates evidencing the Unit Shares, Underlying Shares and Warrant Shares previously issued to be replaced with certificates which do not bear such restrictive legends, and all Underlying Shares and Warrant Shares subsequently issued shall not bear such restrictive legends and each Purchaser will certify to the Company that it will thereafter sell the Common Stock evidenced by such unlegended certificates only pursuant to the Prospectus (as defined in the Registration Rights Agreement) as permitted under the Registration Rights Agreement or pursuant to Rule 144(k).

5.7                                 Accredited Investor.  The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.8                                 No General Solicitation.  The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.9                                 No Shorting.  Neither the Purchaser nor any of its affiliates and investment partners has, directly or indirectly, engaged in “short sales” of the Company’s Common Stock or any hedging strategies.  Each Purchaser agrees that on any business day prior to the time such Purchaser no longer holds any Unit Shares, such Purchaser shall not maintain a Net Short Position.  For purposes hereof, “Net Short Position” shall mean circumstances in which the aggregate number of shares of Common Stock held in a short position by such Purchaser exceeds the sum of the number of Unit Shares and the number of Underlying Shares and Warrant Shares then issuable (without regard to any limitations on conversions or exercise) to such Purchaser.

6.                                       Security Agreement.     As security for the payment and performance of the Notes, the Company shall execute a Security Agreement and financing statement in the form annexed hereto as Exhibit E, granting to the Purchasers collectively, a first lien and security interest in all of the assets of the Company.  The Company shall deliver such property and execute such additional documents agreements and forms as may be required from time to time to perfect and to maintain such lien and security interest on behalf of the Purchasers, and the Company hereby designates the Collateral Agent as its attorney in fact to execute any such documents, agreements or forms.

7.                                       Covenants and Agreements of the Company and the Purchasers.

7.1                                 Proxy Statement.     Within 30 days following the Closing, the Company shall call for its annual meeting of stockholders for the purpose of approving not only its customary annual meeting matters plus any other agenda items determined in the Company’s sole discretion, but also the issuance of the Securities and Additional Securities, and shall file a Proxy Statement with the SEC, which Proxy Statement shall solicit each stockholder’s affirmative vote at such stockholders’ meeting for approval of the Company’s issuance of all of the Securities and Additional Securities in accordance with applicable law and the rules and regulations of the principal market on which the Company’s Common Stock is traded, and shall use its reasonable best efforts to solicit and obtain its stockholders’ approval of such issuance of the Securities and  Additional Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

7.2                                 Obligation to Issue Additional Securities.     In the event that the Company does not achieve the Milestone, and conditioned upon and following the date of Shareholder Approval, (i) the Company shall issue to each Purchaser, for each Unit purchased by such Purchaser, an additional 9,058 shares of Common Stock and an additional 11,113 Warrants; and (ii) the Conversion Price with respect to the Notes and the Warrant Price with respect to the Warrants, shall be reset in accordance with the terms of the Notes and the Warrants.

7.3                                 Reservation of Common Stock Issuable upon Conversion of Notes and Exercise of Warrants.     The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of Notes (including payment of interest thereon) and the exercise of the Warrants, such number of shares of Common Stock as shall equal the number of shares sufficient to permit the full conversion of Notes (including payment of interest thereon) and to permit the full exercise of the Warrants in accordance with the terms of the Warrants.

7.4                                 Press Releases.     Any press release or other publicity originating from the Company concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Collateral Agentfor comment one business day prior to issuance. No press release or other public disclosure relating to this Agreement or the transactions contemplated by this Agreement may be issued or made by or on behalf of any Purchaser without prior consultation with and written consent from the Company.

7.5                                 No Conflicting Agreements.     The Company will not, without obtaining prior approval from the Required Holders, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.

7.6                                 Insurance.     For so long as any Purchaser beneficially owns any of the Securities, the Company shall have in full force and effect (a) insurance reasonably believed by the Company to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company to insure (other than key man insurance).

7.7                                 Compliance with Laws.     So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

7.8                                 Corporate Existence.     So long as any Notes or Warrants remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets so long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion (including payment on) and exercise in full of all Notes and Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion and exercise of the Notes and Warrants are (or would be upon issuance thereof) listed for trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Securities at a price equal to the greater of (a) 120% of the Purchase Price of such Securities or (b) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

7.9                                 Nonpublic Information.     On or before the 5th business day following the Closing Date, the Company shall file a Current Report on Form 8-K (or include in its upcoming filing of its Annual Report on Form 10-K due March 30, 2004) with the SEC describing the material terms of the transactions contemplated by the Agreements and including as exhibits to such report this Agreement, the form of the Notes, the form of Warrants, the Registration Rights Agreement and the Security Agreement in the form required by the 1934 Act (with such exhibits, a “Required Report”).  Upon the filing of the Required Report with the SEC, to the knowledge of the Company, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Form 8-K.  The Company shall not, and shall not knowingly cause any of its officers, directors, employees and agents, to provide any Purchaser with any material nonpublic information regarding the Company from and after the filing of the Required Report with the SEC without the express written consent of such recipient.

7.10                           Purchaser Covenants.     Each Purchaser covenants and agrees with the Company as follows:

(a)                                  Confidentiality.     The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(b)                                 Non-Public Information.     The Purchaser agrees not to effect any purchases or sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

(c)                                  Confidential Information.     The Company from time to time may disclose to the Purchaser pursuant to this Agreement certain confidential technical and nontechnical business information (“Confidential Information”).  Notwithstanding any other provision of this Agreement, including provisions regarding the termination of this Agreement or particular terms of this Agreement, the Purchaser shall not disclose such Confidential Information to third parties until the earliest of (i) the date upon which such information ceases to be Confidential Information through no fault of the Purchaser, (ii) the date such information is required to be disclosed by law or a court of competent jurisdiction, or (iii) the fifth anniversary of the date of disclosure by the Company to the Purchaser.  In the event that the Purchaser or any of its representatives is requested or required to disclose any of the Confidential Information referred to above, the Purchaser will provide the Company with prompt notice of such request or requirement so that the Company (if it so desires) may seek a protective order.  The Purchaser further acknowledges and understands that any information so obtained which may be considered “inside” non-public information will not be utilized by the Purchaser in connection with purchases and/or sales of the Company’s securities except in compliance with applicable state and federal securities laws.  Confidential Information shall not include information that (A) was previously known to the receiving party prior to disclosure thereof by the other party, (B) is independently developed without the use of such Confidential Information, (C) at the time of disclosure to the receiving party is, or thereafter becomes, generally available to the public other than as a result of a disclosure by the receiving party or its representatives in violation of this Section 7.9(g), or (D) becomes available to the receiving party on a non-confidential basis from a third party provided that such third party is not bound by an obligation of confidentiality to the Company.

8.                                       Survival.     All representations and warranties contained in this Agreement shall survive for eighteen (18) months following the Closing of the transactions contemplated hereby.

9.                                       Appointment and Duties of Collateral Agent.

9.1                                 Appointment.   Each of the Holders, by its execution of this Agreement, its purchase or other acquisition of a Note or its acceptance of the benefits of this Agreement, hereby irrevocably appoints the Collateral Agent, in each case, as its agent and attorney-in-fact to do all of the following:

(a)                                  enter into, deliver and perform the Security Agreement, and any other instruments and agreements securing the whole or any part of the Notes (collectively, the “Security Documents”), and all other instruments and agreements as may now or at any time hereafter be incidental to or in furtherance of the foregoing (collectively, the “Related Documents”); and

(b)                                 to take such other actions as the Collateral Agent shall be directed to take, either by the terms of the Related Documents or as the Required Holders (or such other percentage of Holders as may be required by the terms hereof or the terms of any Related Document) may direct in writing to carry out the foregoing and to perform the duties and obligations set forth in the Related Documents and to effect the purposes hereof and thereof.

9.2                                 Acceptance by Collateral Agent.   The Collateral Agent hereby agrees to act as Collateral Agent for the Holders pursuant to the terms and conditions of, and to perform its duties under, this Agreement, and the Related Documents until the satisfaction in full and discharge of the Secured Obligations (as defined in the Security Agreement).  By its execution and delivery of this Agreement, the Collateral Agent accepts its appointment as Collateral Agent and agrees to, among other things:  (i) take the actions and otherwise exercise the rights and perform the duties described for it herein and in the Related Documents; (ii) execute and cause to be filed all financing statements, continuation statements and financing statement amendments, if any, at the written direction of the Required Holders, and all other documents, necessary or appropriate to perfect and maintain the security interest of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), in the Collateral at the written direction of the Required Holders; (iii) release Collateral in accordance with the terms of the Security Documents; (iv) upon the occurrence of a Default or Event of Default of which it has actual knowledge, solicit direction from the Required Holders (or all or such other portion of the Holders as the Collateral Agent shall determine is required) as to any disposition or other action with respect to the Collateral; (v) effectuate any actions called for in writing by this Agreement or the Related Documents.

9.3                                 Duties and Responsibilities.   The Collateral Agent shall have only such powers, and such duties on behalf of the Holders as are expressly set forth herein and in the Related Documents.  Notwithstanding any provision to the contrary elsewhere in this Agreement or in any Related Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the Related Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Related Document.

9.4                                 Delegation of Duties, Etc.   The Collateral Agent may exercise any of its powers and perform any of its duties hereunder or under any Related Document by or through agents or attorneys and shall be entitled to consult with legal counsel, accountants and other experts selected by it.  Any action taken or omitted to be taken or suffered in good faith by the Collateral Agent in accordance with the opinion of such counsel, accountants or other experts shall be full justification and protection to it. The Collateral Agent shall not be responsible for any misconduct or negligence on the part of any Collateral Agent or attorney appointed with due care by it hereunder.

9.5                                 Indemnification.     The Purchasers and the Company hereby agree, severally, and not jointly, to indemnify the Collateral Agent, in its capacity as the Collateral Agent from and hold it harmless against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and costs, expenses or disbursements (including reasonable attorney’s fees and expenses to the extent actually incurred) of any kind or nature whatsoever (“Losses”) to the extent actually imposed on, incurred by, or asserted against the Collateral Agent in connection with or arising out of any action taken or omitted to be taken or suffered in good faith by the Collateral Agent under this Agreement; provided that the Purchasers and the Company shall not be liable for any portion of any Losses determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Collateral Agent.  The agreements in this Section shall survive the termination of this Agreement and any Related Document.

9.6                                 Exculpatory Provisions.     Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Holder or any third party for any action taken or omitted to be taken or suffered by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.  The Collateral Agent shall not be liable for the effectiveness, enforceability, value, sufficiency, or validity of this Agreement, any of the other Agreements or any item of Collateral.  The Collateral Agent shall be entitled to conclusively rely on any communication, instrument, paper or other document (whether in its original, facsimile form or electronic form), including without limitation any certificates provided by any Holder or the Company, believed by it to be genuine and correct and to have been signed or sent by the proper parties. Except as expressly set forth in this Agreement or any Related Document, the Collateral Agent shall be under no duty or responsibility to ascertain or to inquire into the performance or observance by the Company or any other party of any of the provisions of any Related Document or any other document.  No provision of this Agreement or the Related Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.  Under no circumstance shall the Collateral Agent be liable for special, punitive, indirect or consequential damages.  The Collateral Agent shall have no liability for any loss arising from (i) the investment of any funds or property held in accordance with the provisions hereof and the provisions of any Related Document, (ii) the liquidation, sale or redemption of any Collateral or any investments or (iii) the sale of any Collateral pursuant to the terms hereof or any Related Document.  The Collateral Agent shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by any Person as a result of the delivery or assignment of fraudulent, forged or invalid Collateral which is not fully transferable or deliverable without encumbrance.

9.7                                 Instructions of Required Holders.     The Collateral Agent shall in all cases be fully justified in acting, or in failing or refusing to act, under this Agreement or any of the Related Documents unless it shall first have received the written consent or written direction from the Required Holders or, if required pursuant to the terms hereof or thereof, such other percentage thereof, and shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  In particular, the Collateral Agent shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto or with respect to the Collateral, except upon the written request, order or direction of the Required Holders.

9.8                                 Resignation or Removal of the Collateral Agent.     The Collateral Agent may resign hereunder at any time by giving 30 days’ prior written notice thereof to the Holders and the Company, and may be removed at any time with or without cause by an instrument in writing delivered to the Collateral Agent and signed by the Required Holders.  Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent.  If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, upon not less than ten days’ notice, on behalf of the Holders, appoint a successor Collateral Agent.  Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  After the Collateral Agent’s resignation hereunder, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

9.9                                 Amendments of Related Documents.     The Collateral Agent may, with the prior consent of the Required Holders (but not otherwise), consent to any amendment, restatement, supplement, waiver or other modification under any of the Agreements to which it is a party in its capacity as Collateral Agent.

9.10                           Fees and Expenses.     The Company will pay to the Collateral Agent on demand from time to time the reasonable, documented fees and disbursements of its legal counsel and such other expenses, including documentation fees and filing fees, incurred by it in connection with the transactions contemplated by this Agreement.

10.                                 Miscellaneous.

10.1                           Successors and Assigns.   This Agreement may not be assigned by the Company. A Purchaser may assign its rights and delegate its duties hereunder in whole or in part to any Person (who is not a competitor or vendor of the Company) to which such Purchaser has transferred or assigned all or part of its Notes or Warrants in accordance with the terms of the Notes and Warrants, provided in each case that such transferee or assignee acknowledges in writing to the Company that the representations and warranties contained herein shall apply to such  transferee or assignee.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2                           Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.3                           Titles and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4                           Notices.   Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

VCampus Corporation
1850 Centennial Park Drive
Suite 200
Reston, VA 20191

With a copy to:

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boon Trail, Suite 300
Raleigh, North Carolina 27607
Attn: Kevin A. Prakke, Esq.

If to the Collateral Agent:

Sherleigh Associates, LLC
660 Madison Avenue, 15th Floor
New York, New York 10021
Attn:

If to the Purchasers, to the addresses set forth on the signature pages hereto.

10.5                           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section shall be binding upon Holders, future Holders and the Company.

10.6                           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.7                           Entire Agreement.  This Agreement, including the exhibits and schedules hereto, the Registration Rights Agreement, the Notes and the Warrants, the Security Agreement and the other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.8                           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.9                           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

10.10                     Remedies.  The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.

10.11                     Like Treatment of Purchasers and Holders.  The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

10.12                     Actions of Purchasers.  The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document.  Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby.  Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10.13                     No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:		VCampus Corporation

		By:	/s/ Nat Kannan
		Name:	Nat Kannan
		Title:	CEO

The foregoing Agreement is
hereby agreed to as of the
date hereof.

Sherleigh Associates, LLC

By:	/s/ Jack Silver
Name:	Jack Silver
Title:

Purchaser:

Name

By

Title

Number of Units at $200,000 per Unit:

Principal Amount of Series B Notes:

Number of Series B Warrants:

Total Purchase Price (No. of Units x $200,000
plus principal amount of Series B Notes):	$

Address:

with a copy to: